Exhibit 1.1

25,000,000 Units

New Frontier Corporation

UNDERWRITING AGREEMENT

June 27, 2018

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010

UBS Securities LLC

1285 Avenue of the Americas

New York, N.Y. 10019

As Representatives of the several Underwriters

listed in Schedule I-A and Schedule I-B to the Agreement

Dear Sirs and Madames:

1.       Introductory. New Frontier Corporation, a Cayman Islands exempted company (the “Company”), agrees with the several underwriters named in Schedule I-A and Schedule I-B hereto (collectively, the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, to issue and sell to the several Underwriters 25,000,000 units of the Company (said units to be issued and sold by the Company being hereinafter called the “Firm Securities”) and also proposes to grant to the Underwriters the option to purchase up to 3,750,000 additional units of the Company to cover over-allotments, if any (the “Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the term Underwriter shall mean either the singular or plural as the context requires. Certain capitalized terms used herein and not otherwise defined are defined in Section 20 hereof.

Each unit (the “Unit(s)”) consists of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one warrant, where each whole warrant entitles the holder to purchase one Ordinary Share (the “Warrant(s)”). The Ordinary Shares and Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (unless the Representatives inform the Company of their decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined below), (b) the filing of such audited balance sheet with the Commission on a Current Report on Form 8-K or similar form by the Company that includes such audited balance sheet, and (c) the Company having issued a press release announcing when such separate trading will begin. No fractional Warrants will be issued upon separation of the Units, and only whole Warrants will trade. Each whole Warrant entitles its holder, upon exercise, to purchase one Ordinary Share at a price of $11.50 per share during the period commencing on the later of thirty (30) days after the completion of the Company’s initial Business Combination (as defined below) or twelve (12) months from the date of the consummation of the Offering and terminating at 5:00 p.m. (New York City time) on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or liquidation (the “Liquidation”); provided, however, that pursuant to the Warrant Agreement (as defined below), only a whole warrant may be exercised. As used herein, the term “Business Combination” (as described more fully in the Registration Statement) shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses involving the Company.

The Company has entered into an Investment Management Trust Agreement, effective as of the date hereof, with Continental Stock Transfer & Trust Company (“CST”), as trustee, in substantially the form filed as Exhibit 10.2 to the Registration Statement (the “Trust Agreement”), pursuant to which certain proceeds from the sale of the Private Placement Warrants (as defined below) and the proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Firm Securities and the Optional Securities, if and when issued.

The Company has entered into a Warrant Agreement, effective as of the date hereof, with respect to the Warrants, the Forward Purchase Warrants (as defined herein) and the Private Placement Warrants (as defined herein) with CST, in substantially the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants, the Forward Purchase Warrants and the Private Placement Warrants.

The Company has entered into a Securities Subscription Agreement, dated as of April 19, 2018 (the “Sponsor’s Purchase Agreement”), with New Frontier Public Holding Ltd., a Cayman Islands exempted company (the “Sponsor”), pursuant to which the Sponsor purchased an aggregate of 10,750,000 Class B ordinary shares, par value $0.0001 per share, of the Company (including the Ordinary Shares issuable upon conversion thereof, the “Sponsor Founder Shares”), for an aggregate purchase price of $25,000.

The Company has entered into forward purchase agreements (collectively, the “Forward Purchase Agreements”) with the Sponsor and certain investors (the “Anchor Investors”) providing for the sale of 18,100,000 Class A ordinary shares (together, the "Forward Purchase Shares”), plus 4,525,000 redeemable warrants (the “Forward Purchase Warrants,” and together with the Forward Purchase Shares, the “Forward Purchase Securities”), for an aggregate purchase price of $181,000,000, or $10.00 per Forward Purchase Share, in a private placement transaction to close concurrently with the closing of the initial Business Combination. As an inducement to the Anchor Investors to enter into the Forward Purchase Agreements, the Sponsor transferred an aggregate of 2,262,500 Class B ordinary shares of the Company to the Anchor Investors for no consideration prior to the date hereof (the “Forward Purchase Anchor Shares” and collectively with the Sponsor Founder Shares, the “Founder Shares”). The Founder Shares are substantially similar to the Ordinary Shares included in the Units, except as described in the Registration Statement, the Statutory Prospectus and the Prospectus. The Forward Purchase Warrants are substantially similar to the Warrants included in the Units, except as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

The Company has entered into a private placement warrants purchase agreement (the “Warrant Purchase Agreement”), dated the date hereof, with the Sponsor pursuant to which the Sponsor agreed to purchase an aggregate of 7,000,000 warrants (or up to 7,750,000 warrants if the over-allotment option is exercised in full), each entitling the holder to purchase one Ordinary Share (the “Private Placement Warrants”) at $11.50 per share, at a price of $1.00 per Private Placement Warrant. The Private Placement Warrants are substantially similar to the Warrants included in the Units, except as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

The Company has entered into a Registration Rights Agreement, dated as of the date hereof, with the Sponsor, the Anchor Investors and the other parties thereto, in substantially the form filed as Exhibit 10.3 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Private Placement Warrants and the Ordinary Shares underlying the Founder Shares and the warrants (which will be substantially similar to the Private Placement Warrants) that may be issued upon conversion of working capital loans. Pursuant to the Forward Purchase Agreements, the Company has also granted certain registration rights in respect of the Forward Purchase Shares, the Forward Purchase Warrants and the Ordinary Shares underlying the Forward Purchase Warrants.

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The Company has caused to be duly executed and delivered letter agreements between the Sponsor and each of the Company’s executive officers, directors and director nominees, in substantially the form filed as Exhibit 10.1 to the Registration Statement (the “Insider Letters”).

The Company has entered into an Administrative Services Agreement, dated as of the date hereof, with an affiliate of the Sponsor, in substantially the form filed as Exhibit 10.8 to the Registration Statement (the “Administrative Services Agreement”), pursuant to which the Company will pay to such affiliate of the Sponsor an aggregate monthly fee of $10,000 for certain office space, administrative and support services.

2.       Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)                 Filing and Effectiveness of Registration Statement. The Company has prepared and filed with the Commission the Registration Statement (file number 333-225421) on Form S-1, including the related Preliminary Prospectus, for registration under the Act of the offering and sale of the Offered Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company has filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to the Representatives. The Company will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

(b)                Compliance with Securities Act Requirements. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Optional Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of the Applicable Time, any individual Written Testing-the-Waters Communication (as defined herein) did not conflict with the information contained in the Registration Statement or the Statutory Prospectus, and complied in all material respects with the Act; as of the Applicable Time, each “road show” as defined in Section 433(h) of the Act and any individual Written Testing-the-Waters Communication, in each case, when considered together with the Statutory Prospectus, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and each settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

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(c)                 Statutory Prospectus. The Statutory Prospectus, as of the Applicable Time and on the Closing Date and any settlement date, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Statutory Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)                Listing. The Company has filed with the Commission a Form 8-A (file number 001-38562) providing for the registration under the Exchange Act of the Offered Securities and the Ordinary Shares and Warrants included as part of the Offered Securities, which registration is currently effective on the date hereof. The Offered Securities and the Ordinary Shares and Warrants included as part of the Offered Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange (the “NYSE”), and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(e)                 No Stop Order. The Commission has not issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(f)                  Ineligible Issuer Status. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an Ineligible Issuer (as defined in Rule 405).

(g)                Free Writing Prospectuses. The Company has not prepared or used a Free Writing Prospectus.

(h)                Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Statutory Prospectus and the Prospectus and to enter into this Agreement, the Trust Agreement, the Warrant Agreement, the Sponsor’s Purchase Agreement, the Forward Purchase Agreements, the Warrant Purchase Agreement, the Registration Rights Agreement, the Insider Letters and the Administrative Services Agreement and to carry out the transactions contemplated hereby and thereby, and, except where failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below), is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(i)                  Disclosure. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings “Principal Shareholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are in all material respects accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required.

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(j)                  Capitalization. The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus.

(k)                Outstanding Securities. All issued and outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding Ordinary Shares, Class B ordinary shares and Warrants were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such Ordinary Shares, Class B ordinary shares and Warrants, exempt from such registration requirements. The holders of issued and outstanding securities of the Company are not entitled to preemptive or other rights to subscribe for the Offered Securities; and, except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, securities or other ownership interests in the Company are outstanding.

(l)                  Offered Securities. The Offered Securities have been duly authorized and when issued and delivered against payment therefor by the Underwriters pursuant to this Agreement, will be validly issued.

(m)               Ordinary Shares. The Ordinary Shares included in the Units have been duly authorized and, when issued and delivered against payment for the Offered Securities by the Underwriters pursuant to this Agreement and registered in the Company’s register of members, will be validly issued, fully paid and non-assessable. The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(n)                Warrants. The Warrants included in the Units, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Offered Securities by the Underwriters pursuant to this Agreement, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(o)                Ordinary Shares Issuable Upon Exercise of Warrants. The Ordinary Shares issuable upon exercise of the Warrants included in the Units, the Forward Purchase Warrants and the Private Placement Warrants have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered against payment therefor pursuant to the Warrants, the Forward Purchase Agreements and the Private Placement Warrants, as applicable, and the Warrant Agreement and registered in the Company’s register of members, will be validly issued, fully paid and non-assessable. The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Ordinary Shares (other than such execution (if applicable), countersignature (if applicable) and delivery at the time of issuance) has been duly and validly taken.

(p)                Registration Rights. Except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

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(q)                Sales to Affiliates. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

(r)                  Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Offered Securities pursuant to the Registration Statement.

(s)                 Founder Shares. The Founder Shares are duly authorized, validly issued, fully paid and non-assessable.

(t)                  Private Placement Warrants. The Private Placement Warrants, when delivered upon the consummation of the Offering, will be duly issued, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(u)                Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(v)                Trust Agreement. The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(w)               Warrant Agreement. The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(x)                Sponsor’s Purchase Agreement. The Sponsor’s Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y)                [Reserved].

(z)                 Forward Purchase Agreements. Each of the Forward Purchase Agreements has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

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(aa)              Warrant Purchase Agreement. The Warrant Purchase Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(bb)             Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(cc)              Insider Letters. The Insider Letters executed by the Company, the Sponsor and each executive officer, director and director nominee of the Company have been duly authorized, executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, and is a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee of the Company, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(dd)             Administrative Services Agreement. The Administrative Services Agreement has been duly authorized, executed and delivered by the Company and the Sponsor and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ee)              Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the Private Placement Warrants and the application of the proceeds thereof as described in the Registration Statement, the Statutory Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ff)               Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Sponsor’s Purchase Agreement, the Forward Purchase Agreements, the Warrant Purchase Agreement, the Registration Rights Agreement, the Insider Letters or the Administrative Services Agreement, except for the registration under the Act and the Exchange Act of the Offered Securities and such as may be required under state securities or blue sky laws of any jurisdiction, in connection with the purchase and distribution of the Offered Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Statutory Prospectus and the Prospectus.

(gg)             Absence of Existing Defaults. The Company is not in violation or default of (i) any provision of its Amended and Restated Memorandum and Articles of Association, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any (x) statute, law, rule, regulation, or (y) judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company; except in the case of clauses (ii) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

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(hh)             Absence of Defaults and Conflicts Resulting From Transaction. Neither the issue and sale of the Offered Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Warrant Agreement, the Sponsor’s Purchase Agreement, the Forward Purchase Agreements, the Warrant Purchase Agreement, the Registration Rights Agreement, the Insider Letters or the Administrative Services Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Amended and Restated Memorandum and Articles of Association of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which the Company’s property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties.

(ii)                Registration Rights under the Registration Statement. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(jj)                Financial Statements. The historical financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Statutory Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary—Summary Financial Data” in the Statutory Prospectus, Prospectus and Registration Statement fairly present, on the basis stated in the Statutory Prospectus, Prospectus and Registration Statement, the information included therein. There are no pro forma or as adjusted financial statements that are required to be included in the Statutory Prospectus, the Prospectus and the Registration Statement in accordance with Regulation S-X that have not been included as so required. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(kk)             Litigation. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Sponsor, or, to the Company’s knowledge, any officer or director of the Company, or the property of any of them is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby by the Company or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(ll)                Properties. The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(mm)            Independent Auditors. WithumSmith+Brown, PC (“Withum”), who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement, Statutory Prospectus and the Prospectus, is a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder.

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(nn)             Disclosure Controls and Procedures. The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act to the extent required by such rule).

(oo)             Sarbanes-Oxley Act. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any applicable provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply.

(pp)             Compliance with Exchange Rules. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Section 303A of the NYSE Listed Company Manual (taking into account applicable phase-in requirements). Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other applicable provisions of the NYSE corporate governance requirements set forth in the NYSE Listed Company Manual.

(qq)             Taxes. There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Offered Securities.

(rr)               Filing of Tax Returns. The Company has filed all tax returns (including U.S. federal, state and non-U.S.) that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) through the date hereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves required by generally accepted accounting principles have been created with respect thereto or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(ss)               Possession of Licenses and Permits. The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

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(tt)                Anti-Corruption Laws. None of the Company, the Sponsor or, to the knowledge of the Company, any director, director nominee, officer, agent, employee or affiliate of the Company: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any director, director nominee, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company is subject, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company, the Sponsor and, to the knowledge of the Company, the Company’s directors, director nominees, officers, agents, employees and affiliates have each conducted the business of the Company and their own businesses on behalf of the Company in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(uu)             Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv)             Economic Sanctions. None of the Company, the Sponsor or, to the knowledge of the Company, any director, director nominee, officer, agent or affiliate of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which any of such persons is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC or other economic sanctions.

(ww)          Lending Relationships; Use of Proceeds. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(xx)             Questionnaires. All information contained in the questionnaires (the “Questionnaires”) completed by the Company, the Sponsor and the Company’s officers, directors and director nominees and provided to the Representatives is, with respect to the Company and the Sponsor, true and correct, and with respect to the Company’s officers, directors and director nominees, true and correct to the knowledge of the Company, and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect.

(yy)             Acquisition Target Not Identified. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, prior to the date hereof, the Company has not selected any potential Business Combination target and has not, nor, to its knowledge, has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any Business Combination target with respect to an initial Business Combination with the Company.

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(zz)              No Finder’s or Similar Fees. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company, the Sponsor or any officer, director or director nominee of the Company with respect to the sale of the Offered Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any such officer, director or director nominee of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority (“FINRA”).

(aaa)           Absence of Certain Fees. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other “item of value” as defined in Rule 5110(c)(3) of FINRA’s Conduct Rules): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the twelve months prior to the Effective Date, other than payments to the Underwriters pursuant to this Agreement.

(bbb)          Investment Banking Services. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(ccc)           FINRA Membership of Affiliates. Except as disclosed in the FINRA Questionnaires provided to the Representatives, to the Company’s knowledge, no officer, director, director nominee or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(ddd)          Ownership of FINRA Member Securities. Except as disclosed in the FINRA Questionnaires provided to the Representatives, to the Company’s knowledge, no Company Affiliate is an owner of stock or other securities of any Member (other than securities purchased on the open market).

(eee)           Subordinated Loans to FINRA Members. To the Company’s knowledge, no Company Affiliate has made a subordinated loan to any Member.

(fff)             Proceeds; Payment to FINRA Members. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no proceeds from the sale of the Offered Securities (excluding underwriting compensation as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(ggg)          Issuance of Securities to Underwriters. The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

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(hhh)          FINRA Association of Company Affiliates. No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has, to the Company’s knowledge, any relationship or affiliation or association with any Member intending to participate in the Offering.

(iii)              Conflicts of Interest. To the Company’s knowledge, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary. As used herein, the term “Member intending to participate in the Offering” includes any associated person of a Member that is participating in the Offering, any members of such associated person’s immediate family, and any affiliate of a Member that is participating in the Offering.

(jjj)              Non-Compete/Non-Solicitation. Except as described in the Statutory Prospectus and the Prospectus, to the Company’s knowledge, none of the Sponsor, directors or officers of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially affect its, his or her ability to be and act in the capacity of shareholder, officer or director of the Company, as applicable.

(kkk)          Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(lll)              Company Ownership of Other Entities. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(mmm)        Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and the Sponsor or any director, director nominee, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, Statutory Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members, except as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any officer, director or director nominee of the Company.

(nnn)          Absence of Unlawful Influence. The Company has not offered, or caused the Underwriters to offer, the Offered Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

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(ooo)          Applicability of Rule 419. Upon delivery and payment for the Units on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(ppp)          Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any Person authorized to act on its behalf, in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(qqq)          Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications and that no press release or confidentiality agreement was or is required in connection therewith. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(rrr)             Payments in Foreign Currency. Except as disclosed in Registration Statement, the Statutory Prospectus and the Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars or Cayman Islands dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

Any certificate signed by any officer or director of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

3.       Purchase and Sale.

(a)               Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, (a) at a purchase price of $9.800 per Unit, the amount of the Firm Securities set forth opposite such Underwriter’s name in Schedule I-A hereto and (b) at a purchase price of $10.000 per Unit, the amount of the Firm Securities set forth opposite such Underwriter’s name in Schedule I-B hereto.

(b)               Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 3,450,000 Optional Securities at a purchase price of $9.80 per Unit. Said option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by the Representatives to the Company setting forth the number of Optional Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Optional Securities to be purchased by each Underwriter shall be based upon the same percentage of the total number of the Optional Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares.

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(c)                In addition to the discount from the public offering price represented by the purchase price set forth in the first sentence of Section 3(a) of this Agreement, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.350 per Unit (including both Firm Securities and Optional Securities) purchased hereunder, other than the Units listed on Schedule I-B (the “Deferred Discount”). The Deferred Discount will be paid directly to the Representatives, on behalf of the Underwriters, by the trustee from amounts on deposit in the Trust Account by wire transfer payable in same-day funds if and when the Company consummates its initial Business Combination. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Ordinary Shares included in the Offered Securities sold pursuant to this Agreement (the “Public Shareholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis.

4.       Delivery and Payment. Delivery of and payment for the Firm Securities and the Optional Securities (if the option provided for in Section 3(b) hereof shall have been exercised on or before the second (2nd) Business Day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, on July 3, 2018, or at such time on such later date not more than three (3) Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Offered Securities being herein called the “Closing Date”). Delivery of the Offered Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 4. Delivery of the Firm Securities and the Optional Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(a)               Payment for the Firm Securities shall be made as follows: $246,800,000 of the net proceeds for the Firm Securities (including $5,600,000 of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds of the Private Placement Warrants in order for the Trust Account to equal the product of the number of Units sold and the Public Offering price per Unit as set forth on the cover of the Prospectus upon delivery to the Representatives of the Firm Securities through the facilities of DTC or, if the Representatives have otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Firm Securities, in each case for the account of the Underwriters. The Firm Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two (2) Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representatives to examine and package the Firm Securities for delivery, at least one (1) Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Representatives for all of the Firm Securities. Payment by the Underwriters for the Firm Securities is contingent on the payment by the Anchor Investors to the Trust Account for the Private Placement Warrants at least one (1) Business Day prior to the Closing Date.

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(b)              Payment for the Optional Securities shall be made as follows: $9.800 per Optional Security (including $0.350 per Optional Security of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds of the Private Placement Warrants issued in connection with the sale of the Optional Securities in order for the Trust Account to equal the product of the number of Units sold and the Public Offering price per Unit as set forth on the cover of the Prospectus upon delivery to the Representatives of the Optional Securities through the facilities of DTC or, if the Representatives have otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Optional Securities (or through the facilities of DTC) for the account of the Underwriters. The Optional Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two (2) Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representatives to examine and package the Optional Securities for delivery, at least one (1) Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Optional Securities except upon tender of payment by the Representatives for all of the Optional Securities. Payment by the Underwriters for the Optional Securities is contingent on the payment by the Anchor Investors to the Trust Account for the Private Placement Warrants issued in connection with the sale of the Optional Securities at least one (1) Business Day prior to the Closing Date.

If the option provided for in Section 3(b) hereof is exercised after the second (2nd) Business Day prior to the Closing Date, the Company will deliver the Optional Securities (at the expense of the Company) to the Representatives, at (a) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD, and (b) UBS Securities LLC, at 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate, on the date specified by the Representatives (which shall be at least three (3) Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to the Trust Account as described above in Section 4(b). If settlement for the Optional Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Optional Securities, and the obligation of the Underwriters to purchase the Optional Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

5.       Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus (the “Offering”).

6.       Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)               Prior to the termination of the Offering, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representatives with a copy for its review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which the Representatives reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Written Testing-the-Waters Communication, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

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(b)              If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

(c)               If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event or development occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as the Representatives may reasonably request.

(d)              As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)               The Company will not make any offer relating to the Units that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.

(f)                The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(g)              The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

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(h)              The Company will not, without the prior written consent of the Representatives, (x) offer, sell, contract to sell, pledge, hedge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the foregoing shall not apply to the forfeiture of a portion of the Founder Shares pursuant to their terms and the Company may (1) issue and sell the Private Placement Warrants, (2) issue and sell the Optional Securities on exercise of the option provided for in Section 3(b) hereof, (3) issue and sell the Forward Purchase Shares and the Forward Purchase Warrants, (4) register with the Commission pursuant to the Registration Rights Agreement or the Forward Purchase Agreements, as applicable, in accordance with the terms of the Registration Rights Agreement or the Forward Purchase Agreements, as applicable, the resale of the securities covered thereby, and (4) issue securities in connection with an initial Business Combination, or (y) release the Sponsor or any officer, director or director nominee from the 180-day lock-up contained in the Insider Letters.

(i)                The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(j)                The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates, if any, for the Offered Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Securities to the Underwriters; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Offered Securities under the Exchange Act and the listing of the Offered Securities on the NYSE; (vi) the printing and delivery of a preliminary blue sky memorandum, any registration or qualification of the Offered Securities for offer and sale under the securities or blue sky laws of the several states and any filings required to be made with FINRA (including (A) filing fees and (B) the reasonable and documented fees and expenses of counsel for the Underwriters relating to such FINRA filings in an aggregate amount up to $15,000); (vii) the transportation and other expenses incurred by or on behalf of the Company (and not the Underwriters) in connection with presentations to prospective purchasers of the Offered Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including U.S. and Cayman Islands counsel and any other local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k)               For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use its best efforts to maintain the registration of the Units, Ordinary Shares and Warrants under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of an initial Business Combination. During such period, the Company will not deregister the Units, Ordinary Shares or Warrants under the Exchange Act (except in connection with a going private transaction after the completion of an initial Business Combination) without the prior written consent of the Representatives.

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(l)                  The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four (4) Business Days after the Closing Date, file a Current Report on Form 8-K (the “Closing Form 8-K”) with the Commission, which Report shall contain the Company’s Audited Balance Sheet. Additionally, if not disclosed in the Closing Form 8-K, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 3(b) hereof, the Company shall promptly, but not later than four (4) Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which Report shall disclose the Company’s sale of the Optional Securities and its receipt of the proceeds therefrom.

(m)               For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares and Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to shareholders.

(n)              For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Representatives, promptly furnish to the Representatives: (i) copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities; (ii) copies of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities in their capacities as such; and (iii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement. Any registration statements, financial statements, periodic and special reports or other additional documents referred to in the preceding sentence filed or furnished on the Commission’s EDGAR website will be considered furnished for the purposes of this Section 5(n).

(o)              For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares and Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent.

(p)              In no event will the amounts payable by the Company for office space, administrative and support services exceed $10,000 per month in the aggregate from the date hereof until the earlier of the date of the consummation of the Business Combination or the Liquidation.

(q)              The Company will not consummate an initial Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it obtains an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such Business Combination is fair to the Company from a financial point of view. Other than as set forth in this subsection, or as otherwise contemplated in the proxy statement related to its initial Business Combination, the Company shall not pay the Sponsor or its affiliates or any of the Company’s executive officers, directors or any of their respective affiliates any fees or compensation of any kind for services rendered to the Company prior to, or in connection with, the consummation of an initial Business Combination; provided however, that such officers, directors and affiliates (i) may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf related to identifying, investigating, negotiating and completing an initial Business Combination; (ii) may be repaid loans as described in the Registration Statement, the Statutory Prospectus and the Prospectus; and (iii) may be paid up to $10,000 per month for office space, administrative and support services pursuant to the Administrative Services Agreement between the Company and the Sponsor; provided further, that no such reimbursements or payments will be made from the proceeds held in the Trust Account prior to completion of the initial Business Combination.

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(r)                The Company will apply the net proceeds from the Offering and the sale of the Private Placement Warrants and the Forward Purchase Securities received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Statutory Prospectus and the Prospectus.

(s)               For a period of 90 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Representatives and their counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the initial Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(t)                The Company shall advise FINRA, the Representatives and their counsel if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Offered Securities.

(u)              The Company shall cause the proceeds of the Offering and the sale of the Private Placement Warrants to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(v)              During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account, solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay income taxes. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of income taxes payable)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held by the Company outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

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(w)             The Company will reserve and keep available that maximum number of its authorized but unissued securities (including Ordinary Shares) that are issuable pursuant to the Forward Purchase Agreement and the exercise of any of the Warrants, the Private Placement Warrants and the Forward Purchase Warrants, and upon conversion of the Founder Shares, outstanding from time to time.

(x)                Prior to the consummation of a Business Combination or the Liquidation, the Company shall not issue any Ordinary Shares, Warrants or any options or other securities convertible into Ordinary Shares, or any preferred shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the Ordinary Shares on a Business Combination.

(y)                The Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(z)                 The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(aa)              To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb)             The Company will use commercially reasonable efforts to effect and, for a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the initial Business Combination or until such earlier time at which the Liquidation occurs, maintain the listing of the Units, Ordinary Shares and Warrants on the NYSE.

(cc)              As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, have taken or shall take all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with any applicable rules contained in the NYSE Listed Company Manual.

(dd)             The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Memorandum and Articles of Association.

(ee)              The Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. If a vendor, service provider (other than independent accountants), prospective target business or other entity were to refuse to enter into such a waiver, the Company hereby agrees to enter into discussions with such vendor, service provider, target business or other entity only if the Company determines that such third party’s engagement would be significantly more beneficial to the Company than any alternative.

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(ff)               The Company may consummate the initial Business Combination and conduct redemptions of Ordinary Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Ordinary Shares held by such shareholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account as of two (2) Business Days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (y) any interest income earned on the funds held in the Trust Account (which interest shall be net of income taxes payable), divided by (B) the total number of Ordinary Shares sold as part of the Units in the Offering (the “Public Shares”) then outstanding. If, however, the Company elects not to file such tender offer documents, a shareholder vote is required by law or applicable stock exchange rule in connection with the initial Business Combination, or the Company decides to hold a shareholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor, the Anchor Investors and the Company’s officers and directors have agreed to vote all of their Founder Shares and any other Ordinary Shares they may acquire during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder holding Ordinary Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two (2) Business Days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (2) any interest income earned on the funds held in the Trust Account (which interest shall be net of any income taxes payable), divided by (II) the total number of Public Shares then outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding shares voted by the shareholders at a duly held shareholders meeting are voted to approve such Business Combination. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem Public Shares, at the Redemption Price, from those Public Shareholders who affirmatively requested such redemption. Only Public Shareholders holding Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of ordinary shares of the Company in connection therewith. In the event that the Company does not effect a Business Combination by twenty-four (24) months from the closing of the Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) Business Days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of income taxes payable and less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further Liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Ordinary Shares included in the Offered Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any Liquidation distributions with respect to any other ordinary shares of the Company. The Company will not propose any amendment to its Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within twenty-four (24) months from the closing of the Offering, as described in Article 49.4(b) of the Company’s Amended and Restated Memorandum and Articles of Association unless the Company offers to the Public Shareholders the right to redeem their Public Shares in connection with such amendment.

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(gg)             In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing or submission with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representatives with a draft of the Business Combination Announcement and provide the Representatives with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representatives’ standard policies regarding confidential information.

(hh)             Upon the consummation of the initial Business Combination, the Company and the Representatives will jointly direct the Trustee to pay the Representatives, on behalf of the Underwriters, the Deferred Discount out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within twenty-four (24) months from the closing of the Offering, the Deferred Discount will not be paid to the Representatives and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders. In connection with any such Liquidation, the Underwriters will forfeit any rights or claims to the Deferred Discount.

(ii)                The Company will endeavor in good faith, in cooperation with the Representatives, to qualify the Offered Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Securities, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction, or would be required to qualify to do business in any jurisdiction where it is not now so qualified. Until the earliest of (i) the date on which all Underwriters shall have ceased to engage in market-making activities in respect of the Offered Securities, (ii) the date on which the Offered Securities are listed on the NYSE (or any successor thereto), (iii) a going private transaction after the completion of a Business Combination, and (iv) the date of the Liquidation, in each jurisdiction where such qualification shall be effected, the Company will, unless the Representatives agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Offered Securities for offering and sale under the securities laws of such jurisdiction.

(jj)                If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made at such time, not misleading, the Company will promptly (i) notify the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(kk)             The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 6(h) hereof.

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(ll)               If the Representatives, in their sole discretion, agree to release or waive the transfer restrictions set forth in the Insider Letters for an officer, director or director nominee of the Company and provide the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

(mm)           Upon the earlier to occur of the expiration or termination of the Underwriters’ over-allotment option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor, in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 750,000 by (b) a fraction, (i) the numerator of which is 3,000,000 minus the number of Ordinary Shares purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,000,000. For the avoidance of doubt, if the Underwriters exercise their over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares pursuant to this subsection

7.       Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Securities and the Optional Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 4 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)               The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)               The Company shall have requested and caused Winston & Strawn LLP, counsel for the Company, to have furnished to the Representatives its opinions dated the Closing Date and addressed to the Representatives, in a form reasonably acceptable to the Representatives.

(c)               The Company shall have requested and caused Maples and Calder, Cayman Islands counsel for the Company, to have furnished to the Representatives its opinions dated the Closing Date and addressed to the Representatives, in a form reasonably acceptable to the Representatives.

(d)              The Representatives shall have received from Freshfields Bruckhaus Deringer US LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Offered Securities, the Registration Statement, the Statutory Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)               The Company shall have furnished to the Representatives a certificate of the Company, signed by its Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and each road show used in connection with the Offering, and this Agreement and that:

(i)                  the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date;

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(ii)                   no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                 since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(f)                The Company shall have furnished to the Representatives a certificate signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date, certifying (i) that the Amended and Restated Memorandum and Articles of Association of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the Offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) copies of all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(g)               The Company shall have requested and caused Withum to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the audited financial statements of the Company for the period from March 28, 2018 (inception) through April 19, 2018, provided that the cutoff date shall not be more than two (2) Business Days prior to such Execution Time or Closing Date, as applicable, and stating in effect that:

(i)                     in their opinion the audited financial statements and financial statement schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission; and

(ii)                   they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, including the information set forth under the captions “Dilution” and “Capitalization” in the Statutory Prospectus and the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h)              Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business, management, properties, assets or condition (financial or otherwise) of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

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(i)                Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j)                On or before the Execution Time, the Representatives shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network (“FinCEN”) from the Company in form and substance reasonably satisfactory to the Representatives, along with such additional supporting documentation as the Representatives have requested in connection with the verification of the foregoing certificate.

(k)                FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(l)                The Offered Securities shall be duly listed subject to notice of issuance on the NYSE, satisfactory evidence of which shall have been provided to the Representatives.

(m)              On the Effective Date, the Company shall have delivered to the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Sponsor’s Purchase Agreement, the Forward Purchase Agreements, the Warrant Purchase Agreement, the Insider Letters, the Registration Rights Agreement and the Administrative Services Agreement.

(n)              At least one (1) Business Day prior to the Closing Date, the Sponsor shall have caused $3,200,000 (or $3,950,000 if the option provided for in Section 3(b) hereof is exercised in full) of the purchase price for the Private Placement Warrants to be deposited into the Trust Account and the remaining $3,800,000 to be paid to the Company.

(o)              No order preventing or suspending the sale of the Units in any jurisdiction designated by the Representatives pursuant to Section 6(ii) hereof shall have been issued as of the Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Freshfields Bruckhaus Deringer US LLP, counsel for the Underwriters, at 601 Lexington Avenue, 31st Floor, New York, New York 10022, Attention: Paul D. Tropp, unless otherwise indicated herein, on the Closing Date.

8.       Indemnification and Contribution.

(a)               Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement, or in any Preliminary Prospectus, any Statutory Prospectus, the Prospectus, any “road show” as defined in Section 433(h) of the Act or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

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(b)                Indemnification of the Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement, or in any Preliminary Prospectus, any Statutory Prospectus, the Prospectus, any “road show” as defined in Section 433(h) of the Act or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the statements set forth under the heading “Underwriting”: (x) the list of Underwriters and their respective roles and participation in the sale of the Offered Securities, (y) the sentences related to concessions and reallowances and the Underwriter’s intention not to make sales to discretionary accounts and (z) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, in the Preliminary Prospectus, the Statutory Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity.

(c)                 Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of, or consent to the entry of any judgment with respect to, any pending or threatened action or proceeding in respect of which any indemnified party is or could have been a party and indemnity or contribution could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

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(d)                Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the Offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this subsection (d).

9.       Default of Underwriters. If any Underwriter or Underwriters default in its or their obligations to purchase Offered Securities agreed to be purchased by such Underwriter or Underwriters hereunder and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9. Nothing herein will relieve a defaulting Underwriter from liability for its default.

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10.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Offered Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Units, Ordinary Shares or Warrants shall have been suspended by the Commission, the Company shall not have obtained authorization for listing of the Ordinary Share, Warrants or Units on the NYSE or successor trading market or trading in securities generally on the NYSE (or successor trading market) or the Nasdaq Capital Market shall have been suspended or limited or minimum prices shall have been established on such exchange or trading market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services, (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Offered Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto), (v) since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, (vi) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Representatives materially and adversely affects or may materially and adversely affect the business or operations of the Company, or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the opinion of the Representatives has a material adverse effect on the securities markets in the United States.

11.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers or directors and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect notwithstanding any termination of this Agreement. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 6 shall also remain in effect.

12.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telefaxed and confirmed to the Representatives at: (a) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD, and (b) UBS Securities LLC, at 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate, with a copy to Underwriters’ counsel at 601 Lexington Avenue, 31st Floor, New York, New York 10022, Attention: Paul D. Tropp, or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at 23rd Floor, 299 QRC, 287-299 Queen’s Road Central, Hong Kong, Attention: Antony Leung, Chairman, and Carl Wu, Chief Executive Officer, with a copy to the Company’s counsel at Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, Attention: Joel L. Rubinstein and Jonathan P. Rochwarger.

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13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.    Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all of the Underwriters.

15.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.

16.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)               No Other Relationship. The Underwriters have been retained solely to act as an underwriter in connection with the sale of Offered Securities and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether any Underwriter has advised or is advising the Company on other matters;

(b)              Arm’s-Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)               Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)              Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

17.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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20.    Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints Edward Truitt of Maples Fiduciary Services (Delaware) Inc., located at 4001 Kennett Pike, Suite 302, Wilmington, Delaware 19807, as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 12, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

21.    Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

22.    Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, or any political subdivision thereof, (ii) the PRC, or any political subdivision thereof, (iii) the United States or the State of New York, (iv) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

23.    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

24.    Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 4:20 p.m. (New York time) on the date of this Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

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“Commission” shall mean the U.S. Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Liquidation” shall mean the distributions of the Trust Account to the Public Shareholders in connection with the redemption of Ordinary Shares held by the Public Shareholders pursuant to the terms of the Company’s Amended and Restated Memorandum and Articles of Association if the Company fails to consummate a Business Combination.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Offered Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statements referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus and prospectus supplement relating to the Offered Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 172”, “Rule 405”, “Rule 424”, “Rule 430A”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Offered Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

“Statutory Prospectus” shall mean (i) the Preliminary Prospectus dated June 22, 2018, relating to the Securities and (ii) the Time of Delivery Information, if any, set forth on Schedule II hereto.

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If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

New Frontier Corporation

By:	/s/ Carl Wu
Name: Carl Wu
Title: Chief Executive Officer

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The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC

By:	/s/ David Villa
Name: David Villa
Title: Director

UBS Securities LLC

By:	/s/ Jeff Mortara
Name: Jeff Mortara
Title: Managing Director

By:	/s/ Tom Schadewald
Name: Tom Schadewald
Title: Associate Director

Acting on behalf of themselves and as the Representatives of the several Underwriters.

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SCHEDULE I-A

Underwriter	Number of Firm Securities (other than Firm Securities on Schedule I-B)
Credit Suisse Securities (USA) LLC	9,376,000
UBS Securities LLC	6,240,000
I-Bankers Securities, Inc.	384,000
Total	16,000,000

SCHEDULE I-B

Underwriter	Number of Firm Securities Not Subject to Underwriting Discounts and Commissions
Credit Suisse Securities (USA) LLC	5,274,000
UBS Securities LLC	3,510,000
I-Bankers Securities, Inc.	216,000
Total	9,000,000

SCHEDULE II

TIME OF DELIVERY INFORMATION

New Frontier Corporation priced 25,000,000 Units at $10.00 per Unit plus an additional 3,750,000 Units if the underwriters exercise their over-allotment option in full.

SCHEDULE III

SCHEDULE OF WRITTEN TESTING-THE-WATERS COMMUNICATIONS

Reference is made to the materials used in the testing the waters presentation made to potential investors by the Company, to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 under the Securities Act.

Exhibit A

[Form of Press Release]

New Frontier Corporation

[Date]

New Frontier Corporation (the “Company”) announced today that Credit Suisse Securities (USA) LLC and UBS Securities LLC, the representatives of the underwriters in the Company’s recent public sale of Units, are [waiving] [releasing] a lock-up restriction with respect to the Company’s [Class A Ordinary Shares] [Warrants] [Units] held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [Date], and the securities may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.